Exhibit 21

Significant Subsidiaries of Carnival Corporation and Carnival plc(1)

                                                  Jurisdiction of Incorporation
       Name of Subsidiary                                or Organization
       ------------------                                ---------------

    Costa Crociere, S.p.A.(2)                             Italy
    HAL Antillen N.V.                                     Netherlands Antilles
    Holland America Line N.V.(3)                          Netherlands Antilles
    Princess Bermuda Holdings Ltd.(4)                     Bermuda
    Princess Cruise Lines Ltd.(5)                         Bermuda
    Sitmar International Srl ("Sitmar")                   Panama
    Sunshine Shipping Corp. ("Sunshine")(6)               Bermuda

(1) Carnival Corporation, incorporated in the Republic of Panama, and Carnival plc, incorporated in England and Wales, are separate legal entities, which have entered into a DLC structure as discussed in Notes 1 and 3 to the Consolidated Financial Statements in Exhibit 13 to the joint Annual Report on Form 10-K. We have accounted for the DLC transaction under U.S. GAAP as an acquisition of Carnival plc by Carnival Corporation. Accordingly, we have determined the significant subsidiaries based upon the consolidated results of operations and financial position of Carnival Corporation & plc.

(2)   Majority owned subsidiary of Carnival plc.

(3)   Subsidiary of HAL Antillen N.V.

(4)   Subsidiary of Sitmar.

(5)   Subsidiary of Sunshine.

(6)   Subsidiary of Princess Bermuda Holdings Ltd.